EXHIBIT 99.1
Trading Data in the Transactions in Swaps

	Buy/			Expiration		Unit
Name	Sell	Security	Trade Date	Date	Quantity	Cost
Pershing Square International, Ltd.	Sell	Cash-settled total return swap	October 21, 2008	August 31, 2010	307,800	$71.50

Pershing Square International, Ltd.	Sell	Cash-settled total return swap	October 21, 2008	August 31, 2010	307,269	$71.50

Pershing Square International, Ltd.	Sell	Cash-settled total return swap	October 21, 2008	November 30, 2009	157,543	$71.50

Pershing Square International, Ltd.	Sell	Cash-settled total return swap	October 21, 2008	November 30, 2009	182,121	$71.50

Pershing Square International, Ltd.	Sell	Cash-settled total return swap	October 21, 2008	November 30, 2009	308,138	$71.50

Pershing Square, L.P.	Sell	Cash-settled total return swap	October 21, 2008	August 31, 2010	192,200	$71.50

Pershing Square, L.P.	Sell	Cash-settled total return swap	October 21, 2008	August 31, 2010	192,731	$71.50

Pershing Square, L.P.	Sell	Cash-settled total return swap	October 21, 2008	November 30, 2009	98,457	$71.50

Pershing Square, L.P.	Sell	Cash-settled total return swap	October 21, 2008	November 30, 2009	115,979	$71.50

Pershing Square, L.P.	Sell	Cash-settled total return swap	October 21, 2008	November 30, 2009	191,862	$71.50